EXECUTION COPY




                         TRUST SUPPLEMENT No. 1997-4A-S

                             Dated October 23, 1997


                                     between

                            WILMINGTON TRUST COMPANY
                                   as Trustee,


                                       and


                           CONTINENTAL AIRLINES, INC.

                                       to

                          PASS THROUGH TRUST AGREEMENT
                         Dated as of September 25, 1997


                                  $505,951,000

                Continental Airlines Pass Through Trust 1997-4A-S

                           6.90% Continental Airlines
                           Pass Through Certificates,
                                Series 1997-4A-S

          This Trust Supplement No. 1997-4A-S, dated as of October 23, 1997 (herein called the "TRUST SUPPLEMENT"), between Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company (the "Trustee"), to the Pass Through Trust Agreement, dated as of September 25, 1997, between the Company and the Trustee (the "BASIC AGREEMENT").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

          WHEREAS, the Company has obtained commitments from Boeing for the delivery of certain Aircraft;

          WHEREAS, as of the Transfer Date (as defined below), the Company will have financed the acquisition of all or a portion of such Aircraft either (i) through separate leveraged lease transactions, in which case the Company leases such Aircraft (collectively, the "LEASED AIRCRAFT") or (ii) through separate secured loan transactions, in which case the Company owns such Aircraft (collectively, the "OWNED AIRCRAFT");

          WHEREAS, as of the Transfer Date in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will have issued pursuant to an Indenture, on a non-recourse basis, Equipment Notes in order to finance a portion of its purchase price of such Leased Aircraft;

          WHEREAS, as of the Transfer Date, in the case of each Owned Aircraft, the Company will have issued pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

          WHEREAS, as of the Transfer Date, the Related Trustee will assign, transfer and deliver all of such trustee's right, title and interest to the trust property held by the Related Trustee to the Trustee pursuant to the Assignment and Assumption Agreement (as defined below);

          WHEREAS, the Trustee, effective only, but automatically, upon execution and delivery of the Assignment and Assumption Agreement, will be deemed to have declared the creation of the Continental Airlines Pass Through Trust 1997-4A-S (the "APPLICABLE TRUST") for the benefit of the Applicable Certificateholders, and each Holder of Applicable Certificates outstanding as of the Transfer Date, as the grantors of the Applicable Trust, by their respective acceptances of such Applicable Certificates, will join in the creation of this Applicable Trust with the Trustee;

          WHEREAS, all Applicable Certificates deemed issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Applicable Certificates to which an Escrow Receipt (as defined below) has been affixed;

          WHEREAS, upon the execution and delivery of the Assignment and Assumption Agreement, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

          WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

          NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                    ARTICLE I
                                THE CERTIFICATES

          Section 1.01. THE CERTIFICATES. The Applicable Certificates shall be known as "6.90% Continental Airlines Pass Through Certificates, Series 1997-4A-S". Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

          The terms and conditions applicable to the Applicable Certificates are as follows:

          (a) The aggregate principal amount of the Applicable Certificates that shall be initially deemed issued under the Agreement shall be equal to the aggregate principal amount of "Outstanding" pass through certificates representing fractional undivided interests in the Related Trust on the Transfer Date.

          (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means January 2 and July 2 of each year, commencing on January 2, 1998, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

          (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

          (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

          (e) (i) The Applicable Certificates shall be in the form attached as Exhibit A to the Related Pass Through Trust Agreement,with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Related Pass Through Trust Agreement or this Agreement, as the case may be, or as the Trustee may deem appropriate, to reflect the fact that the Applicable Certificates are being issued hereunder as opposed to under the Related Pass Through Trust Agreement. Any Person acquiring or accepting an Applicable Certificate, by its acceptance of such Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

               (ii)   The   Applicable    Certificates   shall   be   Book-Entry
          Certificates.

          (f) The Applicable Certificates are subject to the Intercreditor Agreement.

          (g) The Applicable Certificates are entitled to the benefits of the Liquidity Facilities.

          (h) The Responsible Party is the Company.

          (i) The particular "sections of the Note Purchase Agreement," for purposes of clause (3) of Section 7.07 of the Basic Agreement are Section
     8.1 (with respect to Owned Aircraft) and Section 9.1 (with respect to Leased Aircraft).


                                   ARTICLE II
                                   DEFINITIONS

          Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings:

          AGREEMENT: Means the Basic Agreement, as supplemented by this Trust Supplement.

          AIRCRAFT: Means each of the New Aircraft or Substitute Aircraft in respect of which a Participation Agreement is entered into in accordance with the Note Purchase Agreement.

          APPLICABLE CERTIFICATE: means any of the Applicable Certificates issued by the Related Trust and that are "Outstanding" (as defined in the Related Pass Through Trust Agreement) as of the Transfer Date (the "Transfer Date Certificates") and any Applicable Certificates issued in exchange therefor or replacement thereof pursuant to this Agreement.

          APPLICABLE CERTIFICATEHOLDER: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

          ASSIGNMENT AND ASSUMPTION AGREEMENT: Means the assignment and assumption agreement substantially in the form of Exhibit C to the Related Trust Supplement executed and delivered in accordance with Section 7.01 of the Related Trust Supplement.

          BOEING: Means The Boeing Company.

          BUSINESS DAY: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, Salt Lake City, Utah or, so long as any Applicable Certificate is outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

          DELIVERY NOTICE: Has the meaning specified in the Note Purchase Agreement.

          DELIVERY PERIOD TERMINATION DATE: Has the meaning specified in the Related Pass Through Trust Agreement.

          DEPOSITS: Has the meaning specified in the Deposit Agreement.

          DEPOSIT AGREEMENT: Means the Deposit Agreement dated as of October 23, 1997 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          DEPOSITARY: Means Credit Suisse First Boston, a Swiss bank, acting through its New York branch.

          DISTRIBUTION DATE: Means any Regular Distribution Date or Special Distribution Date as the context requires.

          ESCROW  AGENT:  Means,   initially,   First  Security  Bank,  National
     Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

          ESCROW AGREEMENT: Means the Escrow and Paying Agent Agreement dated as of October 23, 1997 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Related Trustee (and after the Transfer Date, the Trustee) and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          ESCROW PAYING AGENT: Means the Person acting as paying agent under the Escrow Agreement.

          ESCROW RECEIPT: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

          FINAL MATURITY DATE: Means July 2, 2019.

          FINAL WITHDRAWAL: Has the meaning specified in the Escrow Agreement.

          FINAL WITHDRAWAL DATE: Has the meaning specified in the Escrow Agreement.

          INDENTURE: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the Note Purchase Agreement or the related

     Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          INTERCREDITOR AGREEMENT: Means the Intercreditor Agreement dated as of October 23, 1997 among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustees (and after the Transfer Date, the Other Trustees), the Liquidity Providers, the liquidity providers relating to the Certificates issued under (and as defined in) each of the Related Other Agreements, and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          INVESTORS:   Means  the  Underwriters  together  with  all  subsequent
     beneficial owners of the Applicable Certificates.

          LEASE: Means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

          LEASED AIRCRAFT: Has the meaning specified in the third recital to this Trust Supplement.

          LIQUIDITY FACILITIES: Means, initially, each of the Revolving Credit Agreements dated as of October 23, 1997 relating to the Applicable Certificates, between a Liquidity Provider and Wilmington Trust Company, as the Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such Agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

          LIQUIDITY PROVIDERS: Means, initially, ABN AMRO Bank N.V., acting through its Chicago branch, and Westdeutsche Landesbank Girozentrale, acting through its New York branch, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

          NEW  AIRCRAFT:   Has  the  meaning  specified  in  the  Note  Purchase
     Agreement.

          NOTE DOCUMENTS: With respect to any Equipment Note, means (i) the Indenture and the Participation Agreement relating to such Equipment Note, and (ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

          NOTE PURCHASE AGREEMENT: Means the Note Purchase Agreement dated as of October 23, 1997 among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustees (and after the Transfer Date, the Other Trustees), the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

          OTHER AGREEMENTS: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 1997-4B-S dated the date hereof relating to Continental Airlines Pass Through Trust 1997-4B-S and (ii) the Basic Agreement as supplemented by Trust Supplement No. 1997-4C-S dated the date hereof relating to Continental Airlines Pass Through Trust 1997-4C-S.

          OTHER TRUSTEES: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

          OTHER TRUSTS: Means the Continental Airlines Pass Through Trust 1997-4B-S and Continental Airlines Pass Through Trust 1997-4C-S, created by the Other Pass Through Trust Agreements.

          OUTSTANDING: when used with respect to Applicable Certificates, means, as of the date of determination, all Transfer Date Certificates, and all other Applicable Certificates theretofore authenticated and delivered under this Agreement, in each case except:

          (i) Applicable Certificates theretofore canceled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

          (ii) Applicable Certificates for which money in the full amount required to make the final distribution with respect to such Applicable Certificates pursuant to Section 11.01 of the Basic Agreement has been theretofore deposited with the Trustee in trust for the Applicable Certificateholders as provided in Section 4.01 of the Basic Agreement pending distribution of such money to such Applicable Certificateholders pursuant to payment of such final distribution; and

          (iii)  Applicable  Certificates  in  exchange  for or in lieu of which
     other  Applicable   Certificates  have  been  authenticated  and  delivered
     pursuant to this Agreement.

          OWNED AIRCRAFT: Has the meaning specified in the third recital to this Trust Supplement.

          OWNER PARTICIPANT: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and OWNER PARTICIPANTS at any time of determination means all of the Owner Participants thus referred to in the Indentures.

          OWNER TRUSTEE: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and OWNER TRUSTEES means all of the Owner Trustees party to any of the Indentures.

          PARTICIPATION AGREEMENT: Means each Participation Agreement to be entered into by the Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

          POOL BALANCE: Means, as of any date, (i) the original aggregate face amount of the "Applicable Certificates" as defined in the Related Pass Through Trust Agreement, less (ii) the aggregate amount of all payments made in respect of such Certificates or in respect of Deposits other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal on the Equipment Notes or payments with respect to other Trust Property and the distribution thereof to be made on that date.

          POOL FACTOR: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by
     (ii) the original aggregate face amount of the "Applicable Certificates" as defined in the Related Pass Through Trust Agreement. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect unused Deposits, payment of principal on the Equipment Notes or payments with respect to other Trust Property and the distribution thereof to be made on that date.

          PROSPECTUS SUPPLEMENT: Means the Prospectus Supplement dated October 16, 1997 relating to the offering of the Certificates.

          RELATED  OTHER  PASS  THROUGH  TRUST  AGREEMENTS:   Means  the  "Other
     Agreements" as defined in the Related Pass Through Trust Agreement.

          RELATED OTHER TRUSTEES: Means the "Other Trustees" as defined in the Related Pass Through Trust Agreement.

          RELATED OTHER TRUSTS: Means the "Other Trusts" as defined in the Related Pass Through Trust Agreement.

          RELATED PASS THROUGH TRUST AGREEMENT: Means the Basic Agreement as supplemented by the Trust Supplement No. 1997-4A-O dated the date hereof (the "RELATED PASS THROUGH TRUST SUPPLEMENT"), relating to the Continental Airlines Pass Through Trust 1997-4A-O and entered into by the Company and the Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          RELATED TRUST: Means the Continental Pass Through Trust 1997-4A-O, formed under the Related Pass Through Trust Agreement.

          RELATED TRUSTEE: Means the trustee under the Related Pass Through Trust Agreement.

          SPECIAL REDEMPTION PREMIUM: Means the premium payable by the Company in respect of the Final Withdrawal pursuant to the Note Purchase Agreement.

          SPECIAL PAYMENT: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture) or Special Redemption Premium.

          SUBSTITUTE AIRCRAFT: Has the meaning specified in the Note Purchase Agreement.

          TRANSFER DATE: Means the moment of execution and delivery of the Assignment and Assumption Agreement by each of the parties thereto.

          TRANSFER DATE CERTIFICATE: Has the meaning specified in the definition of "Applicable Certificates".

          TRIGGERING EVENT: Has the meaning assigned to such term in the Intercreditor Agreement.

          TRUST PROPERTY: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor

     Agreement, the Escrow Agreement, the Note Purchase Agreement and the Liquidity Facilities, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facilities, PROVIDED that rights with respect to the Deposits or under the Escrow Agreement, will not constitute Trust Property.

          UNDERWRITERS: Means, collectively, Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Chase Securities Inc. and Salomon Brothers Inc.

          UNDERWRITING AGREEMENT: Means the Underwriting Agreement dated October 16, 1997 among the Underwriters, the Company and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.


                                   ARTICLE III
                 DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

          Section 3.01. ADDITIONS TO ARTICLE IV OF THE BASIC AGREEMENT. In addition to the provisions of Article IV of the Basic Agreement, the following provisions shall apply to the Applicable Trust:

          (a) Upon the payment of Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Redemption Premium in the Special Payments Account;

          (b) The distribution of amounts of Special Redemption Premium as provided for in Section 4.02(b) of the Basic Agreement shall be on the Special Distribution Date with respect to such Special Payment or as soon thereafter as the Trustee has confirmed receipt of the related Special Redemption Premium;

          (c) In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, the notice provided for in Section 4.02(c) of the Basic Agreement shall be mailed, together with the notice by the Escrow Paying Agent under Section 2.06 of the Escrow Agreement, not less than 15 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date; and

          (d) The last sentence of the first paragraph of Section 4.02(c) of the Basic Agreement shall apply equally if the amount of Special Redemption Premium, if any, has not ben calculated at the time the Trustee mails notice of a Special Payment.

          Section 3.02. STATEMENTS TO CERTIFICATEHOLDERS. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

          (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

          (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including the Special Redemption Premium), if any;

          (iii) the amount of such distribution under the Agreement allocable to interest;

          (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

          (v) the amount of such distribution under the Escrow Agreement allocable to Deposits; and

          (vi) the Pool Balance and the Pool Factor.

          With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and
(a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing
Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.02(a) of this Trust Supplement.

          (c) Promptly following (i) the Transfer Date, if there has been any change in the information set forth in clauses (x), (y) and (z) below from that set forth in page S-51 of the Prospectus Supplement, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Transfer Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the "Applicable Certificates" (as defined in the Related Pass Through Trust Agreement) on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

          (d) This Section 3.02 supersedes and replaces Section 4.03 of the Basic Agreement.


                                   ARTICLE IV
                                     DEFAULT

          Section 4.01. PURCHASE RIGHTS OF CERTIFICATEHOLDERS. (a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

          (i) each Class B Certificateholder shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' written notice to the Trustee and each other Class B Certificateholder,
     PROVIDED that (A) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such ten-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(a);

          (ii) each Class C Certificateholder shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates upon ten days' written notice to the Trustee, the Class B Trustee and each other Class C Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C
     Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(a)

          (iii) each Class D Certificateholder shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (i) or (ii) above) to purchase all, but not less than all, of the Applicable Certificates, the Class B Certificates and the Class C Certificates upon ten days' written notice to the Trustee, the Class B Trustee, the Class C Trustee and each other Class D Certificateholder,
     PROVIDED that (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class B Certificates and the Class C Certificates pro rata based on the Fractional Undivided

     Interest in the Class D Trust held by each such Class D Certificateholder and (B) if prior to the end of such ten-day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(a).

          The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable
Certificates; PROVIDED, HOWEVER, that (i) if such purchase occurs after the record date specified in Section 2.03(b) of the Escrow Agreement relating to the distribution of unused Deposits and accrued and unpaid interest thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date) and (ii) if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed hereunder on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date); PROVIDED FURTHER that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement and the Other Agreements, the Applicable Certificates, the Class B Certificates and the Class C Certificates which are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01(a). Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that it will, subject to Section 3.04 of the Basic Agreement, upon payment from such Class B Certificateholder(s), Class C Certificateholder(s) or Class D Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Applicable Certificateholder's obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Note Documents and all such Applicable Certificates and Escrow Receipts. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (i) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (ii) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the purchaser thereof.

          As used in this Section 4.01, the terms "Class B Certificateholder", "Class B Trust", "Class B Certificate", "Class B Trustee", "Class C Certificate", "Class C Certificateholder", "Class C Trust", "Class C Trustee", "Class D Certificateholder" and "Class D Trust", shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

          (b) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement.


                                    ARTICLE V
                                   THE TRUSTEE

          Section 5.01. ACQUISITION OF TRUST PROPERTY. (a) The Trustee is hereby irrevocably authorized and directed to execute and deliver the Assignment and Assumption Agreement on the date specified in Section 7.01 of the Related Trust Supplement, subject only to the satisfaction of the conditions set forth in said
Section 7.01. This Agreement (except only for the immediately preceding sentence hereof, which is effective upon execution and delivery hereof) shall become effective upon the execution and delivery of the Assignment and Assumption Agreement by the Trustee and the Related Trustee, automatically and without any further signature or action on the part of the Company and the Trustee, and shall thereupon constitute the legal, valid and binding obligation of the parties hereto enforceable against each of the parties hereto in accordance with its terms. Upon such execution and delivery of the Assignment and Assumption Agreement, the Related Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Applicable Trust in exchange for their interests in the Related Trust equal to their respective beneficial interests in the Related Trust and the "Outstanding" (as defined in the Related Pass Through Trust Agreement) pass through certificates representing fractional undivided interests in the Related Trust shall be deemed for all purposes of this Agreement, without further signature or action of any party or Certificateholder, to be Certificates representing the same Fractional Undivided

Interests in the Trust and Trust Property. By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to and ratifies such assignment, transfer and delivery of the trust property of the Related Trust to the Trustee upon the execution and delivery of the Assignment and Assumption Agreement. The provisions of this Section 5.01(a) supersede and replace the provisions of Section 2.02 of the Basic Agreement (which are inapplicable to the Trust), and all provisions of the Basic Agreement relating to Postponed Notes or
Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

          (b) The Trustee, upon the execution and delivery of the Assignment and Assumption Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Applicable Certificateholders, upon the trusts herein and in the Basic Agreement set forth. By the acceptance of each Applicable Certificate issued to it under the Related Pass Through Trust Agreement and deemed issued under this Agreement, each Holder of any such Applicable Certificate as grantor of the Applicable Trust thereby joins in the creation and declaration of the Applicable Trust. The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.03 of the Basic Agreement (which are inapplicable to the Trust).

          Section 5.02. [Intentionally Omitted]

          Section 5.03. THE TRUSTEE. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company.

          (b) Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic
Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

          Section 5.04. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants, on the Transfer Date, that:

          (a) the Trustee has full power, authority and legal right to receive the Trust Property assigned by the Related Trustee, assume the obligations under, and perform, the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents and has taken all necessary action to authorize such receipt, assumption and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party;

          (b) the receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

          (c) the receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

          (d) The Assignment and Assumption Agreement has been duly executed and delivered by the Trustee and this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; PROVIDED, however, that enforceability may be limited by
     (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

          Section 5.05. TRUSTEE LIENS. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.


                                   ARTICLE VI
                             SUPPLEMENTAL AGREEMENTS

          Section 6.01. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF CERTIFICATEHOLDERS. Under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental to the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement, for any of the purposes set forth in clauses
(1) through (9) of such Section 9.01, except that (a) clause (2) and (3) of such
Section 9.01 shall be deemed to include the Company's obligations under (in the case of clause (2)), and the Company's rights and powers conferred by (in the case of clause (3)), the Note Purchase Agreement and (b) clause (4) of such
Section 9.01 shall be deemed to include corrections or supplements to provisions of the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement which may be defective or inconsistent with any other provision of this Agreement or contained in any agreement referred to in such clause (4) and the curing of any ambiguity or the modification of any other provision with respect to matters or questions arising under the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement.

          Section 6.02. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF CERTIFICATEHOLDERS. The provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement to the extent applicable to the Applicable Certificateholders approving such agreement or amendment or modifying in any manner the rights and obligations of such Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.

                                   ARTICLE VII
                              TERMINATION OF TRUST

          Section 7.01. TERMINATION OF THE APPLICABLE TRUST. The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; PROVIDED, HOWEVER, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the earliest execution of this Trust Supplement.

          Notice of any termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

          In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees, the Owner Participants and the Company.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

          Section 8.01. BASIC AGREEMENT RATIFIED. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

          Section 8.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 8.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 8.04. INTENTION OF PARTIES. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

          IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                         CONTINENTAL AIRLINES, INC.


                                         By:____________________________________
                                            Name:  Gerald Laderman
                                            Title:  Vice President



                                         WILMINGTON TRUST COMPANY,
                                           as Trustee


                                         By:____________________________________
                                            Name:
                                            Title: